UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FIRST AMENDED

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))

[X]	Definitive Information Statement

REALBIZ MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Realbiz Media Group, Inc.

201 W Passaic St., Ste. 301

Rochelle Park, NJ 07662

December 28, 2016

This Notice and Information Statement replaces the Notice and Information Statement dated November 21, 2016.

NOTICE OF ACTION BY WRITTEN CONSENT

IN LIEU OF MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

This Information Statement is furnished by the Board of Directors of RealBiz Media Group, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on December 12, 2016. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 16, 2016, pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C, Section 228(e) of the Delaware General Corporation Law and the Company’s governing documents. This Information Statement provides notice that the Board of Directors has recommended and approved, and holders of a majority of the voting power of our outstanding stock have approved, the following item:

1.	To approve an amendment to our Certificate of Incorporation to effect a reverse split of our common stock at a ratio of one-for-two hundred shares.

We have taken this action in order to reorganize our capital structure to be more attractive to potential investors.

The reverse split will become effective on or about January 20, 2017. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 250,000,000. The reverse split and the amendment to our Certificate of Incorporation are more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors

/s/ Alex Aliksanyan
Alex Aliksanyan
Chief Executive Officer

Dated: December 28, 2016

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Realbiz Media Group, Inc., a Delaware corporation (the “Company”) by the Board of Directors to notify them about certain actions that the holders of a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on November 16, 2016.

Copies of this Information Statement are first being sent on or before December 30, 2016 to the holders of record on December 12, 2016 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting stock have approved the following action (the “Action”) by written consent dated November 16, 2016, in lieu of a special meeting of the stockholders:

1.	To approve an amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) to effect a reverse split of our common stock at a ratio of one-for-two hundred shares (the “Reverse Split”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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Dissenters’ Right of Appraisal

In connection with the approval of the Reverse Split, the Company’s stockholders will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law (the “DGCL”), the Company’s Certificate of Incorporation or the Company’s Bylaws.

Vote Required

The vote which was required to approve the above Action was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

We have 125,000,000 authorized shares of preferred stock (the “Preferred Stock”), 1,000,000 of which have been designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), 60,000 of which are issued and outstanding as of the date hereof. Each share of Series C Preferred Stock is convertible into that number of shares of common stock as is determined by dividing (A) the stated value ($5) by (B) the conversion price then in effect ($0.05) for a total of 6,000,000 conversion shares and a total of 600,000,000 votes.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, was the close of business on December 12, 2016 (the “Record Date”). As of the Record Date, we had outstanding 156,721,443 shares of Common Stock and 60,000 shares of Preferred Stock, resulting in total votes by all voting securities of 756,721,443. Holders of the Common Stock and Preferred Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable.

Transfer Agent

The transfer agent for our Common Stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

Vote Obtained - Delaware General Corporation Law

The DGCL provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Action and in order to effectuate the Action as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting stockholders own in the aggregate approximately 51% of the outstanding voting stock.

Pursuant to Section 228(e) of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

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ACTION ONE

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors has adopted a resolution authorizing the Reverse Split Amendment and the Reverse Split. Stockholders holding a majority of the voting rights related to our outstanding shares of our common stock and Series C Preferred Stock, representing 51.44% of the shares to be voted, have also approved the Reverse Split by written consent. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 250,000,000.

Reasons for the Reverse Split

Our Board of Directors believes that the Reverse Split is in our best interests, principally because it may increase the bid price of our common stock and facilitate our ability to attract investment. The current bid price of our common stock on the OTCQB was $0.006 on December 12, 2016. Our Board of Directors believes that conducting the Reverse Split may increase our ability to attract investment, as our Board of Directors also believes that we need to seek additional financing to fund our business plan and that the Reverse Split is a necessary pre-requisite to conducting financings.

Our Board of Directors also believes that the current price of our common stock impairs an efficient market in our common stock. This is due to several factors that impact lower priced stocks, including (1) a reluctance among certain institutions and investors to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our common stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

There can be no assurance that if we effect the Reverse Split we will successfully complete a financing.

Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our common stock and, while the Board of Directors believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our common stock. In addition, an increase in the per share price of our common stock may also generate greater investor interest in our common stock, thereby possibly enhancing the marketability of our common stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of our common stock from 156,721,443 to approximately 783,608 (based on a one-for-two hundred ratio). In addition to our outstanding shares of common stock, we have approximately 116,035,000 shares reserved for issuance upon exercise of outstanding and warrants and convertible securities. Upon completion of the Reverse Split, this number of shares reserved for issuance would be reduced to approximately 580,175. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 250,000,000. The Reverse Split will not reduce or affect our authorized shares of Preferred Stock.

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The following table sets forth the effects of the Reverse Split on our outstanding and authorized capital:

	Outstanding Common Stock		Outstanding Preferred Stock (1)	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock	Authorized and Unissued Common Stock
Current(2)	156,721,443		60,000	250,000,000	125,000,000	375,000,000	93,278,557
After Split	783,608	(3)	60,000	250,000,000	125,000,000	375,000,000	249,216,392

(1)	Consists of 60,000 shares of Series C Preferred Stock currently outstanding. There are no outstanding shares of Series A Preferred Stock or Series B Preferred Stock.

(2)	Outstanding and Authorized and Unissued Common Stock amounts are current as of December 12, 2016.

(3)	Approximately.

In addition, (i) proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately as would have been required immediately preceding the Reverse Split, and (ii) the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into our common stock will be reduced proportionately based on the Reverse Split ratio of one for two hundred.

The Reverse Split will affect all of the holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares as discussed below. Our outstanding options and warrants contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in the Company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The current number of holders of record of our common stock is approximately 475. Following the Reverse Split, the number of our stockholders of record will remain approximately 475, as any of our stockholders with less than one share will be rounded up in the exchange to one share.

Although the Reverse Split may increase the per share market price of our common stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of our common stock or that the factors discussed above that we believe impair an efficient market in our common stock will be alleviated.

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Stockholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the common stock due to the decrease in the number of outstanding shares. The per share market price of our common stock may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No Fractional Shares

No fractional shares will be issued. Stockholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of our common stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

Authorized Shares

The Reverse Split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the Reverse Split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding. As of December 12, 2016, we had 250,000,000 shares of authorized common stock and 156,721,443 shares of common stock issued and outstanding. We will continue to have 125,000,000 authorized shares of Preferred Stock, of which the Board of Directors has designated 120,000,000 shares as Series A Convertible Preferred Stock, 1,000,000 shares as Series B Convertible Preferred Stock and 1,000,000 shares as Series C Preferred Stock. As of December 12, 2016, Preferred Stock outstanding consisted of 60,000 shares of Series C Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Procedure for Effecting the Reverse Split

We intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. However, the Reverse Split will be deemed effective on the date that is the later of (i) 20 days after the commencement of our mailing or otherwise providing this Information Statement and (ii) receipt of approval of the Reverse Split from FINRA (the “Effective Date”). Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this Information Statement. The Certificate of Amendment has received the unanimous approval of our Board of Directors and has also been approved by stockholders holding a majority of the voting rights of our outstanding shares of common stock and preferred stock. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of our common stock and without regard to current certificates representing shares of our common stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our common stock will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

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Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Potential Anti-Takeover Effect

The Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders.

No Appraisal Rights

Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Accounting Matters

The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

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Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

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ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 12, 2016, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (2)	Common Stock Ownership		Percentage of Common Stock Ownership (3)	Series C Preferred Stock Ownership	Percentage of Series C Preferred Stock Ownership (3)	Percentage of Total Voting Power (4)

5% Stockholders:
Acknew Investments, Inc. (5)	11,736,750		7.5%	-	-	1.6%
Brian Swift	869,679		*	25,000	41.7%	33.2%
Officers and Directors:
Warren Kettlewell (6)	7,014,130		4.5%	-	-	*
Alex Aliksanyan	1,000,000		*	-	-	*
Thomas Grbelja	200,000		*	-	-	*
Keith White	200,000	(7)	*	15,000	25%	19.8%
All Officers and Directors as a Group (6 Persons)	8,414,130		5.4%	15,000	25%	20.9%

* Less than one percent.

(1)	This tabular information is intended to conform to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)	Unless otherwise indicated, the address of the stockholder is c/o Realbiz Media Group, Inc., 201 W. Passaic Street, Suite 301, Rochelle Park, NJ 07662.

(3)	Based on 156,721,443 shares of common stock and 60,000 Series C Preferred Stock shares issued and outstanding as of December 12, 2016. We do not have any shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

(4)	Percentage of Total Voting Power is based on 756,721,443 votes and includes voting rights attached to all shares of common stock outstanding and all shares of Preferred Stock outstanding that can convert to shares of common stock. Holders of our common stock are entitled to one vote per share, for a total of 156,721,443 votes. Holders of our Series C Preferred Stock shall have the right to a number of votes for each shares of Series C Preferred equal 100 votes for each share of common stock that would be issuable upon conversion of such share. Each share of Series C Preferred Stock is convertible into that number of shares of common stock as is determined by dividing (A) the stated value ($5) by (B) the conversion price then in effect ($0.05) for a total of 6,000,000 conversion shares and a total of 600,000,000 votes.

(5)	The address is M100-1010 De La Gauchetiere, 5FJ5Q2B (57103B), Montreal H3B5J2, Canada. Harry Hart is the natural person with voting and investment control over the securities beneficially owned by Acknew Investments, Inc.

(6)	The address is79 Flitton Avenue, Peterborough, ON, K9H 065 Canada. Warren Kettlewell is the natural person with voting and investment control over the securities held by Cardar Investments Ltd.

(7)	Includes 200,000 shares of common stock held by a company controlled by Mr. White.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

There are no current arrangements which will result in a change in control.

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INTEREST OF CERTAIN PERSONS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split Amendment which is not shared by all other holders of the shares of Common Stock.

OTHER MATTERS

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Householding

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at: 201 W. Passaic St., Ste. 301, Rochelle Park, NJ 07662, Attention: Investor Relations, or by calling (201) 845-7001, ext. 303. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors

/s/ Alex Aliksanyan
Alex Aliksanyan
Chief Executive Officer

Rochelle Park, NJ

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Exhibit A

Reverse Split Amendment

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

REALBIZ MEDIA GROUP, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:        That the Board of Directors of Realbiz Media Group, Inc. (the “Corporation”), by Unanimous Written Consent in Lieu of Meeting dated December 12, 2016, approved the following amendments to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation, as previously amended, be amended by changing Article 4, paragraph (A), so that, as amended, it shall read as follows:

“A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 375,000,000 shares, consisting of 250,000,000 shares of common stock having a par value of $0.001 per share and 125,000,000 shares which may be designated as preferred stock having a par value of $0.001.

Effective upon the filing of this Certificate of Amendment, the issued and outstanding shares of common stock of the Corporation shall be subject to a 1-for-200 reverse stock split. As a result of the reverse stock split, every two hundred (200) shares of common stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of common stock after the split. Fractional shares will be rounded up to the next whole share.”

All other aspects of Article 4 and the Certificate of Incorporation shall remain unchanged.

SECOND:       That thereafter, the holders of a majority of the shares of the Corporation’s equity interests entitled to vote on such amendment, voted in favor of the amendment on December 12, 2016 in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:       That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on January [●], 2017.

By:	Alex Aliksanyan
Its:	Chief Executive Officer

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